Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this filing of Wonder International Education & Investment Group Corporation, on an amended Form S-1, of our report dated November 30, 2009, appearing in the original filing on Form S-1 of Wonder International Education & Investment Group Corporation for the years ended December 31, 2008 and 2007.

/s/  Robert G. Jeffrey

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Robert G. Jeffrey

Certified Public Accountants

Wayne, New Jersey

March 31, 2010